Exhibit 99.2
• Quarterly Financial Supplement Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • (216) 755-5500 f. (216) 755-1500 • www.ddr.com For the year ended December 31, 2010

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-15

Financial Summary
Financial Highlights	16
Financial Ratios	17
Total Market Capitalization Summary	18
Debt to EBITDA Calculation	19
Significant Accounting Policies	20-21
Other Real Estate Information	22
Reconciliation of Non-GAAP Financial Measures	23-26

Joint Venture Financial Summary
Joint Venture Investment Summary	27
Joint Venture Combining Financial Statements	28

Investment Summary
Acquisitions and Dispositions	29
Developments and Redevelopments	30-31
Projects Primarily on Hold	32

Portfolio Summary
Portfolio Characteristics	33
Brazil and Puerto Rico Portfolio Characteristics	34
Leased Rate and Average Annualized Base Rental Rates	35
Leasing Summary	36
Leasing Summary of Formerly Vacant Spaces	37
Net Effective Rents	38
Lease Expirations	39
Largest Tenants by Owned and Managed GLA	40
Largest Tenants by GLA and Base Rental Revenues	41

Debt Summary
Summary of Consolidated Debt	42
Summary of Joint Venture Debt	43
Consolidated Debt Detail	44-46
Joint Venture Debt Detail	47-49

Investor Contact Information
Investor Information	50
Property list available online at http://www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the year ended December 31, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Kate Deck
216-755-5500	216-755-5500
mrichmond@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.27 FOR THE QUARTER ENDED
DECEMBER 31, 2010
BEACHWOOD, OHIO, February 17, 2011 - Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the fourth quarter and year ended December 31, 2010.
SIGNIFICANT FOURTH QUARTER ACTIVITY
•	Reported operating FFO of $0.27 per diluted share, which excludes certain non-operating items

•	Executed 396 total leases for 2.6 million square feet

•	Increased the core portfolio leased rate to 92.3% at December 31, 2010 from 92.0% at September 30, 2010 and 91.2% at December 31, 2009

•	Improved the spread on new leases to +8.3% and renewals to +4.8% for a blended overall spread of +5.4%, which compares to a blended spread of +5.0% in the third quarter of 2010 and -4.4% in the fourth quarter of 2009

•	Reported Same Store Net Operating Income growth of 3.6% as compared to an increase of 2.0% in the third quarter of 2010 and a decrease of 3.5% in the fourth quarter of 2009

•	Refinanced two senior unsecured revolving credit facilities providing $1.015 billion of borrowing capacity through February 2014

•	Completed $163.4 million of asset sales, of which the Company’s pro-rata share was $62.8 million

•	Issued $350 million aggregate principal amount of 1.75% convertible senior notes due November 2040

•	Reduced consolidated indebtedness by nearly $100 million to $4.3 billion at December 31, 2010
“We are pleased to report continued positive operational trends within our portfolio, specifically as it relates to leasing momentum and rental rates, and the resulting growth in same store net operating income. Furthermore, the continued execution of our strategic objectives in the capital markets continues to improve our credit metrics, and we are keenly focused on delivering additional progress throughout 2011,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS
The Company’s fourth quarter operating Funds From Operations (“FFO”) was $70.9 million, or $0.27 per diluted share, before $114.8 million of net charges. The Company’s operating FFO for the year was $264.3 million, or $1.04 per diluted share, before $275.6 million of net charges.
The charges and gains, primarily non-cash, for the periods ended December 31, 2010, are summarized as follows (in millions):

	Three Months	Year
Non-cash impairment charges — consolidated assets	$28.9	$116.5
Charges related to employee separations	3.5	5.6
Gain on debt retirement, net	(0.2)	(0.5)
Non-cash loss on equity derivative instruments (Otto Family warrants)	25.5	40.2
Other expense, net (1)	6.0	22.0
Equity in net loss of joint ventures — loss on asset sales and impairment charges	0.4	6.8
Loss on change in control of interests	—	0.4
Tax expense — deferred tax assets reserve	49.9	49.9
Discontinued operations — non-cash consolidated impairment charges and loss on sales	1.3	67.1
Discontinued operations — FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	4.8
Discontinued operations — gain on deconsolidation of Mervyns Joint Venture	—	(5.6)
Gain on disposition of real estate (land)	(0.5)	(0.4)
Less non-controlling interests — portion of impairment charges allocated to outside partners	—	(31.2)

	$114.8	$275.6

(1)	Amounts included in Other expense are detailed as follows:

	Three Months	Year
Lease liability reserve — primarily for cancelled development project	$3.3	$3.3
Litigation expenditures, net of tax benefit	1.0	12.2
Debt extinguishment costs	0.5	3.7
Other	1.2	2.8

	$6.0	$22.0

Included in the non-operating items detailed above is a $22.3 million non-cash charge recognized in the fourth quarter of 2010 associated with a development project the Company no longer plans to pursue. A subsidiary of the Company’s taxable REIT subsidiary (“TRS”) acquired a leasehold interest in the development located in Norwood, Massachusetts as part of a portfolio acquisition in 2003, and no longer expects to fund the ground rent expense. The aggregate charge includes a $19.3 million impairment and a $3.0 million lease liability associated with the ground lease. The Company also incurred fourth quarter non-cash income tax expense of $49.9 million recognized due to the establishment of a reserve against certain deferred tax assets within its TRS. Based upon the continued loss activity recognized by the TRS, including the $22.3 million charge associated with the abandoned development project described above, it was determined that it was more likely than not that the deferred tax assets would not be utilizable, thus requiring a current reserve.
FFO applicable to common shareholders for the three-month period ended December 31, 2010, including the above net charges, was a loss of $43.9 million, or $0.17 per diluted share, which compares to a FFO loss of $28.0 million, or $0.14 per diluted share, for the prior-year comparable period. The increased FFO loss for the three-month period ended December 31, 2010, is primarily the result of the establishment of a reserve against certain deferred tax assets and an increase in expense recorded for the equity derivative instruments associated with the Otto investment, partially offset by a decrease in impairment-related charges.
FFO applicable to common shareholders for the year ended December 31, 2010, including the above net charges, was a loss of $11.3 million, or $0.05 per diluted share, which compares to a FFO loss of $144.6 million, or $0.90 per diluted share, for the prior-year comparable period. The increase in FFO for the year ended December 31, 2010, is primarily the result of a decrease in impairment-related charges and lower expense associated with the equity derivative instruments partially offset by the establishment of a reserve against certain deferred tax assets in 2010 and lower gain on debt retirement.
Net loss applicable to common shareholders for the three-month period ended December 31, 2010, was $94.8 million, or $0.37 per diluted share, which compares to a net loss of $90.1 million, or $0.46 per diluted share, for the prior-year comparable period.
Net loss applicable to common shareholders for the year ended December 31, 2010, was $251.6 million, or $1.03 per diluted share, which compares to a net loss of $398.9 million, or $2.51 per diluted share, for the prior-year comparable period. The decrease in net loss for the year ended December 31, 2010, is primarily due to the same factors impacting FFO.
LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended December 31, 2010, highlight continued strong leasing activity throughout the portfolio:
•	Executed 161 new leases aggregating approximately 1.0 million square feet and 235 renewals aggregating approximately 1.6 million square feet. In total, the Company executed approximately 2.6 million square feet of leases for the quarter and 11.3 million for the full year of 2010.

•	Total portfolio average annualized base rent per occupied square foot as of December 31, 2010 was $13.36, as compared to $13.01 at December 31, 2009. Excluding the Brazil portfolio, total portfolio average annualized base rent per occupied square foot as of December 31, 2010 was $12.46, as compared to $12.27 at December 31, 2009.

•	The core portfolio leased rate was 92.3% as of December 31, 2010, as compared to 91.2% at December 31, 2009. The core portfolio and the Brazil portfolio blended leased rate was 92.6% at December 31, 2010.

•	On a cash basis, rental rates for new leases increased by 8.3% over prior rents and renewals increased by 4.8%. For the U.S.-portion of the portfolio, rental rates increased 6.5% for new leases and 3.1% for renewals. On a blended basis, leasing spreads increased by 5.4% during the quarter for the total portfolio and 3.5% for the U.S.-portion of the portfolio. The increase in the overall leasing spreads marks an improvement from the increase of 5.0% for the portfolio reported in the third quarter of 2010 and an improvement from the decrease of 4.4% for the portfolio reported in the fourth quarter of 2009. Total blended leasing spreads for the full year of 2010 increased 3.7%.

•	Same store net operating income (“NOI”) increased 3.6% for the three-month comparable period and 1.1% for the full year 2010 as compared to 2009.

DISPOSITIONS
The Company sold eight consolidated shopping centers, aggregating approximately 0.8 million square feet, in the fourth quarter of 2010, generating gross proceeds of approximately $33.8 million. The Company recorded an aggregate net gain of approximately $8.4 million related to asset sales in the fourth quarter. The Company also sold $9.4 million in non-income producing assets.
In the fourth quarter of 2010, five of the Company’s joint ventures sold ten shopping centers, aggregating approximately 0.9 million square feet, generating gross proceeds of approximately $120.2 million. The joint ventures recorded an aggregate net loss of approximately $1.4 million related to these asset sales, of which the Company’s proportionate share was a net gain of approximately $4.9 million as a result of an approximate $2.0 million promoted interest recorded related to one asset.
CAPITAL MARKETS ACTIVITIES
In November 2010, the Company issued $350 million aggregate principal amount of 1.75% convertible senior notes due November 2040. The notes have an initial conversion rate of approximately 61 common shares per $1,000 principal amount of the notes, representing a conversion price of approximately $16.38 per common share. The initial conversion rate is subject to adjustment under certain circumstances. The Company may redeem the notes anytime on or after November 15, 2015 in whole or in part for cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest. The adjusted effective interest rate for the liability component of the convertible notes for GAAP purposes is 5.3%.
In October 2010, the Company refinanced its unsecured credit facility arranged by JP Morgan Chase Bank, N.A. and Wells Fargo Bank, N.A. The size of the facility was reduced to $950 million with an accordion feature up to $1.2 billion. In addition, the Company also entered into a new $65 million unsecured credit facility with PNC Bank, N.A. Both facilities mature in February 2014. The Company’s borrowings under these facilities bear interest at variable rates based on LIBOR plus 275 basis points, subject to adjustment based on the Company’s current corporate credit ratings from Moody’s and S&P.
In October 2010, the Company amended its secured term loan with KeyBank National Association to conform the covenants to the new revolving credit facility covenants and repaid $200 million of the outstanding balance.
2011 GUIDANCE
There has been no change in guidance since the last update provided on January 10, 2011. The Company continues to estimate operating FFO for 2011 between $0.90-$1.05 per diluted share.

NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the year ended December 31, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DEVELOPERS DIVERSIFIED REALTY
Developers Diversified owns and manages approximately 570 retail operating and development properties in 41 states, Brazil, Canada and Puerto Rico. Totaling approximately 132 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls primarily clustered around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, February 18, 2011 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.831.6267 (domestic), or 617.213.8857 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 33462177. Access to the live call and replay will also be available through the Company’s website. The replay will be available through March 18, 2011.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Minimum rents (A)	$134,645	$133,831	$535,284	$528,230
Percentage and overage rents (A)	2,653	3,413	6,299	7,751
Recoveries from tenants	42,041	43,823	175,309	174,826
Ancillary and other property income	6,825	6,931	21,941	21,610
Management, development and other fee income	13,312	14,489	53,434	57,683
Other (B)	4,000	1,128	10,802	7,299

	203,476	203,615	803,069	797,399

Expenses:
Operating and maintenance (C)	33,996	36,191	137,862	135,153
Real estate taxes	25,843	25,623	108,299	102,391
Impairment charges (D)	28,877	—	116,462	12,745
General and administrative (E)	23,028	20,896	85,573	94,365
Depreciation and amortization	57,506	54,362	222,862	217,841

	169,250	137,072	671,058	562,495

Other income (expense):
Interest income	2,873	2,564	7,346	11,984
Interest expense (F)	(59,776)	(59,805)	(226,464)	(221,334)
Gain on debt retirement, net (F)	152	2,690	485	145,050
Loss on equity derivative instruments (G)	(25,539)	(1,597)	(40,157)	(199,797)
Other expense (H)	(5,954)	(19,888)	(24,346)	(29,192)

	(88,244)	(76,036)	(283,136)	(293,289)

Loss before earnings from equity method investments and other items	(54,018)	(9,493)	(151,125)	(58,385)
Equity in net income (loss) of joint ventures (I)	9,377	(749)	5,600	(9,733)
Impairment of joint venture investments (D)	(227)	(83,013)	(227)	(184,584)
Gain (loss) on change in control of interests (J)	—	23,471	(428)	23,865
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes (K)	(49,469)	1,228	(47,992)	767

Loss from continuing operations	(94,337)	(68,556)	(194,172)	(228,070)
Income (loss) from discontinued operations (L)	8,871	(19,099)	(54,867)	(184,697)

Loss before gain on disposition of real estate	(85,466)	(87,655)	(249,039)	(412,767)
Gain on disposition of real estate, net of tax	1,257	905	1,318	9,127

Net loss	(84,209)	(86,750)	(247,721)	(403,640)
(Income) loss attributable to non-controlling interests	(17)	7,186	38,363	47,047

Net loss attributable to DDR	$(84,226)	$(79,564)	$(209,358)	$(356,593)

Net loss applicable to common shareholders	$(94,793)	$(90,131)	$(251,627)	$(398,862)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(94,793)	$(90,131)	$(251,627)	$(398,862)
Depreciation and amortization of real estate investments	55,399	53,970	217,168	224,207
Equity in net (income) loss of joint ventures (I)	(9,377)	749	(5,600)	9,306
Joint ventures’ FFO (I)	15,226	11,113	47,545	43,665
Non-controlling interests (OP Units)	8	8	32	175
Gain on disposition of depreciable real estate	(10,409)	(3,718)	(18,803)	(23,123)

FFO applicable to common shareholders	(43,946)	(28,009)	(11,285)	(144,632)
Preferred dividends	10,567	10,567	42,269	42,269

FFO	$(33,379)	$(17,442)	$30,984	$(102,363)

Per share data:
Earnings per common share
Basic	$(0.37)	$(0.46)	$(1.03)	$(2.51)

Diluted	$(0.37)	$(0.46)	$(1.03)	$(2.51)

Basic — average shares outstanding	253,872	196,399	244,712	158,816

Diluted — average shares outstanding	253,872	196,399	244,712	158,816

Dividends Declared	$0.02	$0.02	$0.08	$0.44

Funds From Operations — Basic (M)	$(0.17)	$(0.14)	$(0.05)	$(0.90)

Funds From Operations — Diluted (M)	$(0.17)	$(0.14)	$(0.05)	$(0.90)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data (N)

	December 31, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,837,403	$1,971,782
Buildings	5,491,489	5,694,659
Fixtures and tenant improvements	339,129	287,143

	7,668,021	7,953,584
Less: Accumulated depreciation	(1,452,112)	(1,332,534)

	6,215,909	6,621,050
Land held for development and construction in progress	743,218	858,900
Real estate held for sale, net	—	10,453

Real estate, net	6,959,127	7,490,403

Investments in and advances to joint ventures (O)	417,223	420,541
Cash	19,416	26,172
Restricted cash	4,285	95,673
Notes receivable, net	120,330	74,997
Receivables, including straight-line rent, net	123,259	146,809
Other assets, net (K)	124,450	172,011

	$7,768,090	$8,426,606

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$279,865	$775,028
Unsecured debt	2,043,582	1,689,841
Mortgage and other secured debt	1,978,553	2,713,794

	4,302,000	5,178,663
Dividends payable	12,092	10,985
Equity derivative liability (G)	96,237	56,080
Other liabilities	223,074	228,542

Total liabilities	4,633,403	5,474,270

Preferred shares	555,000	555,000
Common shares (M)	25,627	20,174
Paid-in-capital	3,868,990	3,374,528
Accumulated distributions in excess of net income	(1,378,341)	(1,098,661)
Deferred compensation obligation	14,318	17,838
Accumulated other comprehensive income	25,646	9,549
Less: Common shares in treasury at cost	(14,638)	(15,866)
Non-controlling interests	38,085	89,774

Total equity	3,134,687	2,952,336

	$7,768,090	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
(A)	Base and percentage rental revenues for the year ended December 31, 2010, as compared to the prior-year comparable period, increased $7.0 million primarily due to the acquisition of three shopping centers, which generated an additional $8.5 million in revenues offset by a net decrease in operating assets of $1.5 million. Included in rental revenues for the years ended December 31, 2010 and 2009, is approximately $2.5 million and $4.3 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Lease termination fees	$3.4	$0.6	$7.5	$4.0
Financing fees	0.5	0.2	1.2	1.1
Other miscellaneous	0.1	0.3	2.1	2.2

	$4.0	$1.1	$10.8	$7.3

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Bad debt expense	$3.2	$5.4	$13.4	$16.1
Ground rent expense (1)	1.2	1.3	4.9	4.8

(1)	Includes non-cash expense of approximately $0.5 million for the three-month periods ended December 31, 2010 and 2009, respectively, and approximately $2.0 million and $1.9 million for the years ended December 31, 2010 and 2009, respectively, related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during both the three-month periods and years ended December 31, 2010 and 2009, on the following consolidated assets and investments (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Land held for development (1)	$—	$—	$54.3	$—
Undeveloped land and CIP	25.6	—	30.5	0.4
Assets marketed for sale	3.3	—	31.7	12.3

	$28.9	$—	$116.5	$12.7

Sold assets (2)	—	1.3	20.1	73.3
Assets formerly occupied by Mervyns (3)	—	7.8	35.3	68.7

Total discontinued operations	—	9.1	55.4	142.0

Joint venture investments	0.2	83.0	0.2	184.6

Total impairment charges	$29.1	$92.1	$172.1	$339.3

(1)	Amounts reported relate to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
(2)	See summary of discontinued operations activity in note (L).

(3)	The Company’s proportionate share of these impairments was $16.5 million and $33.6 million, after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the years ended December 31, 2010 and 2009, respectively. As discussed in note (N), these assets were deconsolidated in the third quarter of 2010 and all operating results have been reclassified as discontinued operations.
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the years ended December 31, 2010 and 2009, general and administrative expenses were approximately 5.2% and 5.4% of total revenues, respectively, including joint venture and managed property revenues.

During the year ended December 31, 2010, the Company incurred $5.3 million in employee separation charges. During the year ended December 31, 2009, the Company recorded a non-cash charge of $15.4 million as a result of the change in control provisions included in the Company’s equity-based award plans. Excluding these charges, general and administrative expenses were 4.9% and 4.5% of total revenues for the years ended December 31, 2010 and 2009, respectively.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Non-cash interest expense related to amortization of the debt discount	$3.0	$2.5	$8.2	$12.2
Non-cash adjustment to gain on repurchase	0.1	3.9	4.9	20.9
(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009, as a result of changes in the Company’s stock price. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

(H)	Other (expenses) income were comprised of the following (in millions):

	Three-Month Periods Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Litigation-related expenses (1)	$(1.0)	$(2.1)	$(14.6)	$(6.4)
Lease liability reserve (2)	(3.3)	—	(3.3)	—
Debt extinguishment costs	(0.5)	(13.9)	(3.7)	(14.2)
Note receivable reserve	—	—	0.1	(5.4)
Sale of MDT units	—	—	—	2.8
Abandoned projects and other expenses	(1.2)	(3.9)	(2.8)	(6.0)

	$(6.0)	$(19.9)	$(24.3)	$(29.2)

(1)	The year ended December 31, 2010 includes a $5.1 million reserve recorded in connection with a legal matter at a property in Long Beach, California. This reserve was offset by a tax benefit of approximately $2.4 million, classified in the tax expense (benefit) line item in the consolidated statements of operations, because the asset is owned through the Company’s TRS. Total litigation-related expenditures, net of the tax benefit, were $1.0

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
million and $12.2 million for the three-month period and year ended December 31, 2010, respectively.

(2)	Represents the liability recorded pursuant to ASC 420, Exit or Disposal Cost Obligations, primarily relating to the contractual obligations associated with the ground lease for an abandoned development project in Norwood, Massachusetts.
(I)	At December 31, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 236 and 274 shopping center properties, respectively. See pages 13-15 of this press release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	In October 2009, the Company’s approximate 14.5% interest in the MDT US LLC joint venture was redeemed in exchange for a 100% interest in three shopping center assets and a cash payment of $1.6 million. The Company accounted for this transaction as a step acquisition and, as a result, recognized a $23.5 million gain.

(K)	The Company incurred a fourth quarter non-cash income tax expense of $49.9 million recognized due to the establishment of a reserve against certain deferred tax assets within its TRS. Based upon the continued loss activity recognized by the TRS, including a fourth quarter impairment and lease liability charge of $22.3 million associated with an abandoned development project, it was determined that it was more likely than not that the deferred tax assets would not be utilizable, thus requiring a current reserve. Net deferred tax assets are classified within Other assets on the consolidated balance sheet at December 31, 2009.

(L)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Revenues from operations	$892	$6,666	$12,015	$45,910

Operating expenses	70	4,844	8,535	24,915
Impairment charges	—	9,055	55,438	141,973
Interest, net	134	5,583	9,892	23,566
Depreciation and amortization	194	2,222	4,441	16,126

Total expenses	398	21,704	78,306	206,580

Loss before disposition of real estate	494	(15,038)	(66,291)	(160,670)
Gain on deconsolidation of interests	—	—	5,649	—
Gain (loss) on disposition of real estate, net	8,377	(4,061)	5,775	(24,027)

Net income (loss)	$8,871	$(19,099)	$(54,867)	$(184,697)

Discontinued operations for all periods presented include the activity associated with the 50% owned joint venture, DDR MDT MV LLC (“MV LLC” or the “Mervyns Joint Venture”), which was deconsolidated during the third quarter of 2010. See further discussion in note (N).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
(M)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At December 31,
	2010	2009
Common shares outstanding	256.2	201.6
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Weighted average common shares outstanding	256.2	197.9	246.6	159.7

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units — Basic and Diluted	256.6	198.3	247.0	160.1

Assumed conversion of dilutive securities	8.2	5.2	7.4	3.1

Operating FFO Weighted average common shares and OP Units —Diluted	264.8	203.5	254.4	163.2

(N)	The December 31, 2009 balance sheet reflects the consolidation of a 50% owned joint venture, MV LLC, which as of that date owned 31 sites formerly occupied by Mervyns.

December 31, 2009
Real estate, net	$218.7
Restricted cash	$50.5
Mortgage debt	$225.4
Non-controlling interests	$22.4
The 25 assets owned by MV LLC in August 2010 were placed in the control of a court appointed receiver and as a result, the entity that holds the assets and nonrecourse mortgage loan was deconsolidated for accounting purposes pursuant to the provisions of Accounting Standards Codification No. 810, “Consolidation” (“ASC 810”). Upon deconsolidation in the third quarter of 2010, the Company recorded a gain of approximately $5.6 million because the carrying value of the nonrecourse debt exceeded the carrying value of the collateralized assets. Following the deconsolidation, the Company no longer has any economic rights or obligations in MV LLC. The revenues and expenses associated with MV LLC for the current and prior periods, including the $5.6 million gain, are classified within discontinued operations in the statements of operations.

(O)	Included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of ASC 810 as of January 1, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Revenues from operations (A)	$171,846	$172,531	$668,946	$778,770

Operating expenses	61,309	67,630	256,380	301,637
Impairment charges (B)	1,304	218,479	12,291	218,479
Depreciation and amortization of real estate investments	47,752	49,619	187,876	218,547
Interest expense	59,285	63,440	230,649	280,345

	169,650	399,168	687,196	1,019,008

Income (loss) from operations before tax expense and discontinued operations	2,196	(226,637)	(18,250)	(240,238)
Income tax expense	(6,502)	(2,948)	(20,449)	(10,013)
Income (loss) from discontinued operations, net of tax (C)	219	(172,417)	(9,674)	(206,436)
(Loss) gain on disposition of discontinued operations, net of tax (D)	(1,371)	64	(26,674)	(19,448)
Gain (loss) on disposition of assets (E)	—	843	17	(25,973)
Other, net (F)	—	—	—	7,153

Net loss	$(5,458)	$(401,095)	$(75,030)	$(494,955)

Net gain (loss) at DDR ownership interests (G)	$10,676	$(22,147)	$6,319	$(34,522)

FFO at DDR’s ownership interests (H)	$15,226	$11,113	$47,545	$43,665

Combined condensed balance sheets

	December 31, 2010	December 31, 2009
Land	$1,566,682	$1,782,431
Buildings	4,783,841	5,207,234
Fixtures and tenant improvements	154,292	146,716

	6,504,815	7,136,381
Less: Accumulated depreciation	(726,291)	(636,897)

	5,778,524	6,499,484
Land held for development and construction in progress (I)	174,237	130,410

Real estate, net	5,952,761	6,629,894
Receivables, including straight-line rent, net	111,569	113,630
Leasehold interests	10,296	11,455
Other assets, net	303,826	342,192

	$6,378,452	$7,097,171

Mortgage debt (J)	$3,950,794	$4,547,711
Notes and accrued interest payable to DDR	87,282	73,477
Other liabilities	186,728	194,065

	4,224,804	4,815,253
Accumulated equity	2,153,648	2,281,918

	$6,378,452	$7,097,171

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(A)	Revenues for the three-month periods and years ended reflect the following (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Straight-line rents	$1.0	$(0.3)	$3.9	$2.7
DDR’s proportionate share	0.2	—	0.6	0.2
The 2009 combined condensed income statement includes the results of operation of the EDT joint venture. In October 2009, the Company redeemed its ownership interest in this joint venture and are not reflected in discontinued operations.

(B)	For the three months and year ended December 31, 2010, impairment charges were recorded by two of the Company’s unconsolidated joint ventures relating to three assets, of which the Company’s proportionate share of these impairment charges for the year ended was approximately $0.5 million. The Company’s proportionate share of the fourth quarter charge was immaterial. For the three months and year ended December 31, 2009, an impairment charge of $218.5 million was recorded by one of the Company’s unconsolidated joint ventures related to a suspended development project. The Company’s proportionate share of the loss was zero as the Company had written off its basis in the investment in the second quarter of 2009.

(C)	Impairment charges reclassified to discontinued operations relating to assets sales were $8.8 million for the year ended December 31, 2010 and $170.9 million and $204.8 for the three months and year ended December 31, 2009, respectively. The Company’s proportionate share of these impairment charges was $0.3 million for the year ended December 31, 2010 and $2.6 million and $8.1 million for the three months and year ended December 31, 2009, respectively.

(D)	For the three months ended December 31, 2010, a $4.9 million net gain was recorded for the Company’s proportionate share of the assets sold during that period as a result of promoted interests from one of the asset sales. For the year ended December 31, 2010, loss on disposition of discontinued operations includes the sale of 35 properties by five separate unconsolidated joint ventures. In 2009, $170.9 million of impairment charges were recorded by these joint ventures in anticipation of the sales transactions as noted in (C) above. The Company’s proportionate share of the aggregate loss for the assets sold for the year ended December 31, 2010 was a gain of approximately $0.8 million.

For the year ended December 31, 2009, loss on disposition of discontinued operations included the sale of 12 properties by three separate unconsolidated joint ventures resulting in a loss of $19.4 million of which the Company’s proportionate share was $1.4 million.

(E)	In the first quarter of 2009, an unconsolidated joint venture disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(F)	Activity related to the Company’s investment in the MDT units that were liquidated in 2009.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(G)	Adjustments to the Company’s share of joint venture equity in net loss is related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
(Loss) income, net	$(1.2)	$21.4	$(0.7)	$24.8

(H) FFO from unconsolidated joint ventures are summarized as follows:

	Three-Month Periods		Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009
Net loss	$(5,458)	$(401,095)	$(75,030)	$(494,955)
Loss on sale of real estate	(24,687)	(843)	(24,734)	(843)
Depreciation and amortization of real estate investments	48,508	55,528	198,323	245,000

FFO	$18,363	$(346,410)	$98,559	$(250,798)

FFO at DDR’s ownership interests	$15,226	$11,113	$47,545	$43,665

Operating FFO at DDR’s ownership interests (1)	$15,721	$13,722	$54,433	$62,690

DDR joint venture distributions received, net (2)	$24,470	$7,963	$53,768	$31,455

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges primarily related to impairment charges and losses on the disposition of assets as disclosed on page 2 of this press release.

(2)	Distributions for 2009 included $2.5 million from a foreign investment that have yet to be expatriated to the United States.
(I)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $71.7 million and $37.6 million at December 31, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at December 31, 2010 included a joint venture under development that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810 (Footnote O in this release).

(J)	The Company’s proportionate share of joint venture debt aggregated approximately $835.8 million and $917.0 million at December 31, 2010 and December 31, 2009, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
FINANCIAL HIGHLIGHTS
(In Millions Except Per Share Information)

	Year Ended December 31,
	2010	2009	2008
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(251.6)	$(398.9)	$(114.2)
Depreciation and Amortization of Real Estate Investments	217.2	224.2	236.3
Equity in Net (Income) Loss From Joint Ventures	(5.6)	9.3	(17.7)
Joint Venture Funds From Operations	47.5	43.7	68.4
Non-Controlling Interests (OP Units)	—	0.2	1.1
Gain on Disposition of Real Estate	(18.8)	(23.1)	(4.2)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	(11.3)	(144.6)	169.7
PREFERRED DIVIDENDS	42.3	42.3	42.3

FUNDS FROM OPERATIONS	$31.0	$(102.3)	$212.0

Net non-operating charges excluded from FFO (1)	275.6	442.8	217.8
OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$264.3	$298.2	$387.5

PER SHARE INFORMATION:
Funds From Operations — Diluted	$(0.05)	$(0.90)	$1.40
Operating FFO — Diluted	$1.04	$1.83	$3.20
Net Loss — Diluted	$(1.03)	$(2.51)	$(0.96)
Dividends	$0.08	$0.44	$2.07

COMMON SHARES & OP UNITS:
Outstanding	256.6	202.0	129.0
Weighted average — Diluted (FFO)	247.0	160.1	121.0
Weighted average — Diluted (Operating FFO)	254.4	163.2	121.0

GEN. & ADMIN. EXPENSES	$85.6	$94.4	$97.7

REVENUES:
DDR Revenues	$815.1	$843.3	$943.7
Joint Venture & Managed Revenues	840.6	902.0	946.3

TOTAL REVENUES (2)	$1,655.7	$1,745.3	$1,890.0

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (3)	5.2%	5.4%	5.2%

NET OPERATING INCOME:
DDR Net Operating Income	$560.9	$581.6	$682.6
Joint Venture Net Operating Income	428.1	532.3	617.5

TOTAL NET OPERATING INCOME (2)	$989.0	$1,113.9	$1,300.1

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,411.2	$8,823.7	$9,109.6
Joint Venture Real Estate at Cost (4)	6,679.1	7,266.8	9,276.0

TOTAL REAL ESTATE AT COST	$15,090.3	$16,090.5	$18,385.6

(1)	See Reconciliation of Non-GAAP Financial Measures for detail of net non-operating charges.

(2)	Includes activities from discontinued operations.

(3)	The 2010 results include an employee separation charge of $5.3 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the year ended December 31, 2010. The 2009 results include $15.4 million related to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues. The 2008 results include $15.8 million for a non-cash charge related to the termination of an equity award plan. Excluding this charge, general and administrative expenses were approximately 4.3% of total revenues.

(4)	Periods after October 2009 include the impact of the redemption of the Company’s interest in the MDT US LLC joint venture which reduced the joint venture real estate at cost by $1.6 billion. DDR’s consolidated real estate at cost increased by $113.3 million in the fourth quarter of 2009 related to the three assets transferred to the Company in connection with the redemption.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
FINANCIAL RATIOS
(In Millions, Except Ratios)

		Actual Covenants
		Year Ended
	Covenant	December 31,
	Threshold	2010
PUBLIC DEBT COVENANTS:
Total Debt to Real Estate Assets Ratio	not to exceed 65%	49%

Secured Debt to Assets Ratio	not to exceed 40%	22%

Value of Unencumbered Assets to Unsecured Debt	at least 135%	217%

Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Year Ended December 31,
	2010	2009		2008
DIVIDEND PAYOUT RATIO:
Common Share Dividends and Operating Partnership Interests	$20.2	$64.7	(1)	$249.8
Operating FFO Available to Common Shareholders	$264.3	$298.2		$387.5

	7.7%	21.7	%(1)	64.6%

	Rating	Outlook
CREDIT RATINGS:
Moody’s	Baa3	negative
Fitch	BB	stable
S&P	BB	negative

(1)	Includes issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Total Market Capitalization as of December 31, 2010
(In Millions)

	December 31, 2010			December 31, 2009
			Percentage of			Percentage of
	Amount		Total	Amount		Total

Common Shares Equity	$3,614.9		42%	$1,870.9		25%
Perpetual Preferred Stock	555.0		7%	555.0		7%
Fixed-Rate Senior Convertible Notes, Face Value	638.0		7%	428.3		6%
Fixed-Rate Unsecured Debt	1,463.6		17%	1,279.1		17%
Fixed-Rate Mortgage Debt	1,234.5		14%	1,594.2		21%
Variable-Rate Mortgage Debt	144.0		2%	319.7		4%
Variable-Rate Revolving Credit and Term Debt	729.9		9%	1,175.0		15%
Fixed-Rate Revolving Credit and Term Debt	150.0		2%	400.0		5%

Total	$8,529.9		100%	$7,622.2		100%

Debt to Market Capitalization		51.1%			68.2%
•	Market value ($14.09 per share as of December 31, 2010 and $9.26 per share as of December 31, 2009) includes common shares outstanding (256.2 million as of December 31, 2010 and 201.6 million as of December 31, 2009) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

•	Debt outstanding excludes accretion adjustment of $58.0 million and $17.6 million recorded at December 31, 2010 and 2009, respectively, for the outstanding convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

•	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $22.1 million and $142.3 million at December 31, 2010 and December 31, 2009, respectively.

•	Does not include proportionate share of unconsolidated joint venture debt aggregating $835.8 million and $917.0 million at December 31, 2010 and December 31, 2009, respectively.

•	During 2010, 25 assets formerly occupied by Mervyns which are owned by the MDT MV LLC joint venture were placed in the control of a court appointed receiver. The entities that hold the assets and nonrecourse mortgage loans were deconsolidated for accounting purposes. This deconsolidation resulted in a decrease of consolidated debt of $154.1 million from December 31, 2010 as compared to December 31, 2009 of which the joint partners’ share was $112.7 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010

	Quarter ended	Quarter ended
(In Millions)	December 31, 2010	December 31, 2009
Debt to EBITDA — consolidated
EBITDA:
Net loss attributable to DDR	$(84.2)	$(79.6)

Adjustments:
Impairment charges	28.9	9.1
Employee separation charges	3.2	—
Depreciation and amortization	57.5	56.5
Depreciation attributable to non-controlling interests	(0.1)	(0.5)
Interest expense	59.8	64.9
Interest expense attributable to non-controlling interests	(0.1)	(2.0)
Gain on change in control of interests	—	(23.5)
Loss on equity derivative instruments	25.5	1.6
Other expenses, net	6.0	19.9
Equity in net (income) loss of joint ventures	(9.4)	0.7
Impairment of joint venture investments	0.2	83.0
Gain on debt retirement, net	(0.2)	(2.7)
Income tax expense (benefit)	49.5	(1.2)
EBITDA adjustments from discontinued operations (1)	(8.0)	4.8
Gain on disposition of real estate, net	(1.3)	(0.9)
Impairment charges applicable to non-controlling interests	—	(3.9)

EBITDA before JVs	$127.3	$126.2
Pro rata share of JV FFO	15.2	11.1
Pro rata share of JV impairments and loss on disposition of assets	0.5	2.6

EBITDA Consolidated	$143.0	$139.9
EBITDA Consolidated — annualized	$572.0	$559.6

Consolidated indebtedness	$4,302.0	$5,178.7
Non-controlling interests’ share of consolidated debt	(22.1)	(142.4)
Adjustment to reflect convertible debt at face value	58.0	17.6

Total consolidated indebtedness	$4,337.9	$5,053.9
Cash and restricted cash	(23.7)	(96.2)

Total consolidated indebtedness, net of cash	$4,314.2	$4,957.7

Gross Debt/EBITDA — consolidated	7.54	8.86

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt. In addition, the JV debt is generally non-recourse to the Company. Operations from September 1, 2010 and debt for the year ended December 31, 2010 relating to the Mervyns joint venture have been excluded from this calculation due to the deconsolidation of the joint venture and valuation of the Company’s retained interest at zero.

Debt to EBITDA — pro rata

EBITDA before JVs	$127.3	$126.2
Pro rata share of JV EBITDA	30.4	29.8

EBITDA including pro rata share of JVs	$157.7	$156.0
EBITDA including pro rata share of JVs — annualized	$630.8	$624.0

Total consolidated indebtedness, net of cash	$4,314.2	$4,957.7
Pro rata share of JV debt (2)	835.8	917.0

Total pro rata indebtedness	$5,150.0	$5,874.7
Pro rata share of cash and restricted cash	(32.6)	(40.4)

Pro rata indebtedness, net of cash	$5,117.4	$5,834.3

Gross Debt/EBITDA — pro rata	8.11	9.35

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding. Operations from September 1, 2010 and debt for the year ended December 31, 2010 relating to the Mervyns joint venture have been excluded from this calculation due to the deconsolidation of the joint venture and valuation of the Company’s retained interest at zero.
Notes:

(1) Discontinued operations includes the following EBITDA adjustments:
Interest expense, net	$0.2	$0.6
Depreciation and amortization	0.2	0.1
(Gain) loss on disposition of real estate, net	(8.4)	4.1

	$(8.0)	$4.8

(2)	Includes $52.7 million representing the Company’s proportionate share of non recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.
•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.
•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
•	Base rental revenue includes income from ground leases of $19.8 million for the year ended December 31, 2010.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the year ended December 31, 2010, the Company expensed $8.6 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.
•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Year Ended December 31,
Capitalized Costs (In Millions)	2010	2009	2008
Interest expense	$12.2	$21.8	$41.1
Construction administration costs	$8.8	$10.9	$13.9
•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.
•	During the year ended December 31, 2010, the Company expensed $6.0 million in operating costs relating to development projects that have been suspended.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.
•	Gains or losses on the sale of operating shopping centers are reflected as discontinued operations.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Other Real Estate Information
Total Capital Expenditures
•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

		Unconsolidated
	Consolidated	at Prorata
	Year	Year
	Ended	Ended
Capital Expenditures (In Millions)	December 31, 2010	December 31, 2010
Leasing	$49.4	$4.8
Maintenance	7.1	0.7

Total Capital Expenditures	$56.5	$5.5

Per Square Foot of Owned GLA
Leasing	$1.03	$0.56
Maintenance	0.15	0.08

Total Capital Expenditures	$1.18	$0.64

Undeveloped Land
•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.
•	At December 31, 2010, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million.
Non-Income Producing Assets
•	There are twelve consolidated shopping centers and the Company’s corporate headquarters, which total 0.8 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at December 31, 2010.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Same Store NOI
(In Millions)
Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison and 24 months for full year comparison). Same Store NOI excludes the following:
•	Assets under development or redevelopment

•	Straight-line rental income and expense

•	Income related to lease terminations

•	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended				Year Ended
	December 31,				December 31,
	2010	2009			2010	2009
Total Same Store NOI	$226.1	$218.2	(1)	3.6%	$880.0	$870.0	(1)	1.1%
Property NOI from other operating segments	(28.1)	(28.5)			(89.5)	(167.0)

Combined NOI — DDR & Joint Ventures	$254.2	$246.7			$969.5	$1,037.0

Reconciliation to Income Statement

	Three Months Ended			Year Ended
	December 31,			December 31,
	2010	2009		2010	2009
Total Revenues — DDR	$203.5	$203.6		$803.1	$797.4
Total Revenues — Combined Joint Ventures	171.8	172.5	(1)	668.9	778.8	(1)
Operating and Maintenance — DDR	(34.0)	(36.2)		(137.9)	(135.2)
Real Estate Taxes — DDR	(25.8)	(25.6)		(108.3)	(102.4)
Operating and Maintenance and Real Estate Taxes — Combined Joint Ventures	(61.3)	(67.6	)(1)	(256.3)	(301.6	)(1)

Combined NOI — DDR & Joint Ventures	$254.2	$246.7		$969.5	$1,037.0

(1)	The actual combined joint venture results for the three months and year ended December 31, 2009 include the activity of the MDT US LLC joint venture through October 2009. However, for purposes of calculating the Same Store NOI, the results of the assets within the MDT US LLC joint venture not retained by the Company after the redemption were excluded for 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(94.8)	$(90.1)	$(251.6)	$(398.9)
Depreciation and Amortization of Real Estate Investments	55.5	54.0	217.2	224.2
Equity in Net (Income) Loss From Joint Ventures	(9.4)	0.7	(5.6)	9.3
Joint Venture Funds From Operations	15.2	11.1	47.5	43.7
Non-Controlling Interests (OP Units)	—	—	—	0.2
Gain on Dispostion of Real Estate	(10.4)	(3.7)	(18.8)	(23.1)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$(43.9)	$(28.0)	$(11.3)	$(144.6)

Preferred Dividends	10.6	10.6	42.3	42.3

FUNDS FROM OPERATIONS	$(33.3)	$(17.4)	$31.0	$(102.3)

OPERATING FFO:
Non-cash impairment charges — consolidated assets	$28.9	$—	$116.5	$12.7
Employee separations and related compensation and benefit charges	3.5	—	5.6	15.4
Gain on debt retirement, net	(0.2)	(2.7)	(0.5)	(145.1)
Non-cash loss on equity derivative instruments	25.5	1.6	40.2	199.8
Other expense, net — litigation, net of tax, debt extinguishment costs, loss on sale of MDT units, net loan loss reserve, lease liabilities and other expenses	6.0	20.0	22.0	30.0
Equity in net loss of joint ventures — loss on asset sales, impairment charges and derivative losses (MDT)	0.2	2.6	6.6	19.0
Impairment of joint venture interests	0.2	83.0	0.2	184.6
(Gain) loss on change in control of interests	—	(23.5)	0.4	(23.9)
Tax expense — deferred tax assets reserve	49.9	—	49.9	—
Discontinued operations — non-cash consolidated impairment charges and loss on sales	1.3	13.7	67.1	185.5
Discontinued operations — FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	—	4.8	—
Discontinued operations — gain on deconsolidation of Mervyns Joint Venture	—	—	(5.6)	—
Gain on disposition of real estate	(0.5)	—	(0.4)	—
Less non-controlling interest — portion of impairment charges allocated to outside partners	—	(3.9)	(31.2)	(35.2)

TOTAL NON-OPERATING ITEMS	$114.8	$90.8	$275.6	$442.8
FUNDS FROM OPERATIONS AVAILABLE TO COMMON
SHAREHOLDERS	(43.9)	(28.0)	(11.3)	(144.6)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$70.9	$62.8	$264.3	$298.2

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Income)/Expense		(Income)/Expense
ADDITIONAL NON-CASH DISCLOSURES:
Below Market Rent Revenue*	$—	$(0.1)	$(0.3)	$(0.5)
Debt Premium Amortization Revenue*	(0.6)	(0.8)	(2.9)	(3.5)
Convertible Debt Accretion Expense	3.0	2.5	8.2	12.2
Straight-Line Rent Revenue	0.8	1.8	2.5	4.3
Straight-Line Ground Rent Expense*	0.5	0.5	2.0	1.9
Joint Venture Straight-Line Rent Revenue	1.0	(0.3)	3.9	2.7
DDR’s Proportionate Share of Straight-Line Rent Revenue	0.2	(0.1)	0.6	0.2

*	Prorata share of joint venture is deminis

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Consolidated Transactional Income
(In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$(31)	$27	$(598)	$529
Loss on Sales from Discontinued Operations	(1,329)	(4,401)	(12,071)	(43,356)
Land Sale Gain (Loss)	585	(2,500)	959	4,804

	$(775)	$(6,874)	$(11,710)	$(38,023)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$703	$3,378	$957	$3,794
Gain on Sales from Discontinued Operations	9,706	340	17,846	19,329

	$10,409	$3,718	$18,803	$23,123	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$(31)	$27	$(598)	$529
Land Sale Gain (Loss)	585	(2,500)	959	4,804
Gain (Loss) on Dispositions, Net of Tax	703	3,378	957	3,794

	$1,257	$905	$1,318	$9,127	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$8,377	$(4,061)	$5,775	$(24,027)	(Footnote L to the Press Release)

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Transactional Income
(In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Included in FFO:
Loss on Sales from Discontinued Operations	$(26,058)	$64	$(51,408)	$(19,448)
Land Sale Gains and Loss on Disposition of Real Estate	—	—	17	(26,816	)(1)

	$(26,058)	$64	$(51,391)	$(46,264)

DDR’s Proportionate Share (1)	$(2,080)	$—	$(6,216)	$(1,429)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	—	$843	—	$843
Gain on Sales from Discontinued Operations	24,687	—	24,734	—

	$24,687	$843	$24,734	$843

DDR’s Proportionate Share	$6,997	$177	$6,997	$(5,186)

Reconciliation to Income Statement

Gain on Sales of Real Estate, Net of Tax
Land Sale Gains and Loss on Disposition of Real Estate	$—	$—	$17	$(26,816	)(1)
Gain (Loss) on Dispositions, Net of Tax	—	843	—	843

	$—	$843	$17	$(25,973)		Loss on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax

Gain (Loss) on Sales from Discontinued Operations	$(1,371)	$64	$(26,674)	$(19,448)		Loss on Disposition of Discontinued Operations, Net of Tax

(1)	Included in loss of disposition of assets for the year ended December 31, 2009 is the Company’s transfer of its interest in a Coventry II Fund asset.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Investment Summary (1)

					All Values at 100%
					(In Millions)
					Gross	Total
		DDR	Number of		Leasable	Annualized	Gross Asset
Legal Name	Partner(s)	Ownership %	Properties		Area	Rent	Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	43		11.7	$135.3	$2,286.1	$1,222.7
DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.3	91.9	1,472.4	965.5
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	47.9%	10		3.9	113.1	670.4	109.7
DDRA Community Centers Five, L.P.	DRA Advisors	50%	5		1.8	26.3	243.4	278.9
Coventry II Joint Ventures	Coventry II Fund	10% - 20%	47	(2)	5.4	55.4	854.5	638.0
RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% - 25.75%	4		0.7	13.9	142.0	81.0
DDR-SAU Retail Fund, LLC	Special Account-U, L.P. (State of Utah)	20%	27		2.4	23.2	304.5	183.1
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.5	206.3	150.5
TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	3		0.5	9.5	160.2	110.0
Other Unconsolidated JV Interests	Various	Various	22		3.0	27.9	339.3	211.4

Total Unconsolidated Joint Ventures			237		39.3	$512.0	$6,679.1	$3,950.8

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.

(2)	Includes one asset in which development was suspended.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Combining Financial Statements
(In Millions)
Combining Balance Sheets

	Total Unconsolidated JVs	DDR’s Proportionate Share
Real estate assets	$6,679.1	$1,483.6
Accumulated depreciation	(726.3)	(184.3)

Real estate, net	5,952.8	1,299.3

Receivables, net	111.5	33.1
Other assets, net	314.1	89.3
Disproportionate share of equity	—	(32.8)	(1)

	$6,378.4	$1,388.9

Mortgage debt (2)	$3,950.8	$835.8
Amounts payable to DDR	87.3	10.6
Other liabilities	186.7	51.7

	4,224.8	898.1
Accumulated equity	2,153.6	523.6
Disproportionate share of equity	—	(32.8)	(1)

	$6,378.4	$1,388.9

Combining Statements of Operations

	Total Unconsolidated JVs		DDR’s Proportionate Share
	Year Ended	Three-Month Period	Three-Month Period
	December 31, 2010	Ended December 31, 2010	Ended December 31, 2010
Revenues from operations	$668.9	$171.8	$44.7
Rental operation expenses	(256.3)	(61.3)	(14.2)
Impairment charges	(12.3)	(1.3)	(0.2)

Net operating income	400.3	109.2	30.3
Depreciation and amortization expense	(187.9)	(47.7)	(10.2)
Interest expense	(230.6)	(59.3)	(11.5)

(Loss) income before gain on sale of real estate	(18.2)	2.2	8.6
Income tax expense	(20.4)	(6.5)	(3.3)
Discontinued operations	(9.7)	0.2	—
Loss on disposition of discontinued operations	(26.7)	(1.4)	1.3
Gain (loss) on sale of real estate	—	—	—
Disproportionate share of income	—	—	4.1	(1)

Net (loss) income	$(75.0)	$(5.5)	$10.7

DDR ownership interests	$6.3	$10.7	$10.7
Amortization of basis differential	(0.7)	(1.2)	—

	$5.6	$9.5	$10.7

Funds From Operations

Net (loss) income	$(75.0)	$(5.5)	$10.7
Depreciation of real property	198.3	48.5	9.8
Gain on sale of real estate	(24.7)	(24.7)	(5.2)
Disproportionate share of income	—	—	(0.1	)(1)

	$98.6	$18.3	$15.2

DDR ownership interests	$47.5	$15.2

(1)	Adjustments represent the effect of promoted equity structures and minority interests.

(2)	Includes approximately $308.5 million of non recourse debt of which the Company’s proportionate share is $52.7 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Property Acquisitions
There were no third party acquisitions for the year ended December 31, 2010.
Property Dispositions

					(In Thousands)	(In Millions)
			DDR’s
Disposition			Effective		Total	Gross
Date	Location	Property Name	Ownership	Joint Venture	GLA	Sales Price	Relinquished Debt
01/10	Carson City, NV	Former Mervyns	50%	MDT MV	60.5	$4.0	$4.0
01/10	Lynchburg, VA	Candlers Station	100%	—	270.8	16.2	—
01/10	Tampa, FL	Town ‘N Country Promenade	100%	—	134.5	7.8	—
02/10	Covington, LA	Covington Corners	100%	—	15.6	2.4	—
03/10	Detroit, MI	Bel-Air Centre	100%	—	445.3	0.6	—
03/10	Various	Portfolio of 16 assets	15%	DDRTC Core	3,588.7	424.3	386.4
04/10	Macon, GA	Former Kmart	100%	—	102.1	1.5	—
04/10	Baton Rouge, LA	Former Service Merchandise	20%	Coventry II	90.0	1.3	1.7
04/10	Burbank, IL	Former Service Merchandise	20%	Coventry II	27.2	0.2	1.0
05/10	Lexington, KY	South Farm Marketplace	100%	—	17.8	2.3	—
05/10	Niagara Falls, NY	Regal Cinemas	100%	—	43.2	5.6	—
06/10	Various	Portfolio of six assets	10%	Prudential	703.2	42.6	4.6
06/10	San Diego, CA	Former Mervyns	50%	MDT MV	75.2	7.0	7.0
06/10	Fairfield, CA	Former Mervyns	50%	MDT MV	89.2	7.0	7.0
06/10	W. Covina, CA	Former Mervyns	50%	MDT MV	79.8	9.0	9.0
06/10	Dansville, NY	Tops Plaza	100%	—	74.0	4.7	—
07/10	Salt Lake City, UT	Family Place at 3300 South	100%	—	34.2	1.5	—
07/10	El Cajon, CA	Former Mervyns	50%	MDT MV	85.7	3.0	3.0
07/10	Schertz, TX	Undeveloped Land	100%	—	—	7.9	—
08/10	Various	Portfolio of five assets	100%	—	59.0	12.7	—
08/10	Steubenville, OH	Lowe’s	100%	—	130.5	9.4	—
08/10	Berlin, VT	Berlin Mall	100%	—	174.6	13.7	—
08/10	Lancaster, CA	Valley Central	21%	Prudential	370.9	27.2	17.4
08/10	Las Vegas, NV	Former Mervyns	50%	MDT MV	75.7	5.6	5.6
08/10	Union City, GA	Shannon Square	100%	—	100.0	3.1	—
10/10	High Ridge, MO	Gravois Village Plaza	100%	—	115.0	2.6	—
10/10	Marietta, GA	Former Blockbuster	20%	SAU	6.5	1.3	1.0
10/10	Hendersonville, TN	Exxon Outparcel	100%	—	4.1	1.5	—
10/10	Dickinson, ND	Prairie Hills Mall	100%	—	267.5	7.3	—
11/10	Southern Pines, NC	Southern Pines Marketplace	15%	DDRTC Core	57.4	4.6	2.7
11/10	Fort Worth, TX	Former CVS	100%	—	9.5	1.2	—
11/10	Columbia, SC	Target Center	15%	DDRTC Core	83.4	2.0	1.9
11/10	Pleasant Hill, CA	Downtown Pleasant Hill	21%	Prudential	345.7	81.0	48.8
11/10	Conway, SC	Gateway Plaza	100%	—	62.4	3.9	—
12/10	Culver City, CA	Sprouts Farmer’s Market	100%	—	32.9	11.8	—
12/10	Phoenix, AZ	Silver Creek Plaza	50%	MDT MV	76.0	6.5	6.5
12/10	Lebanon, OH	Countryside Place	100%	—	17.0	0.2	—
12/10	Lansing, Il	Former Service Merchandise	20%	Coventry II	51.2	2.0	2.6
12/10	Columbia, TN	Columbia Square	10%	Prudential	68.9	4.2	—
12/10	Various	Porfolio of three assets	15%	DDRTC Core	264.6	21.3	2.2
12/10	Anderson, SC	North Hill Commons	15%	DDRTC Core	43.1	3.8	—
12/10	Rowlett, TX	Rowlett Plaza	100%	—	63.1	0.9	—
12/10	Watertown, SD	Watertown Mall	100%	—	240.3	6.1	—
Various	Various	Outparcels	100%	—	—	8.5	—

Total Dispositions					8,656.3	$791.3	$512.4

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
($ in millions, GLA in thousands)
Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

	As of December 31, 2010			2010 Activity		Projected 2011 Activity
				Net	Placed	Net	To Be Placed
	Land	CIP	Total	Expenditures(1)	In Service	Expenditures (1)	In Service
Ground up Development Projects in Progress	$39.0	$64.5	$103.5	$16.2	$30.4	$8.6	$38.2
Ground up Development Projects Primarily on Hold	362.1	175.4	537.5	(5.2)	3.0	(72.1)	—
Substantially Completed Projects Pending Lease up	30.1	28.4	58.5	11.6	30.6	4.7	27.8
Expansion, Redevelopment, and Retenanting Projects	1.5	42.2	43.7	80.1	87.1	80.4	76.5

Total	$432.7	$310.5	$743.2	$102.7	$151.1	$21.6	$142.5

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost(2)	To Date	Service	Opening	Major Anchors
Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$127.0	$70.3	2H 07	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas
Austin (Kyle), TX (3)	Kyle Marketplace	805.6	443.1	77.3	61.1	14.3	2H 09	Target, Kohl’s

		1,636.5	862.4	$204.0	$188.1	$84.6

Total Land Held for Development and CIP for ground up development projects in progress at December 31, 2010:						$103.5

Summary of Significant Wholly-Owned and Consolidated Expansion, Redevelopment, and Retenanting Projects

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost (2)	To Date	Service	Opening	Major Anchors
Miami (Plantation), FL	The Fountains	273.4	273.4	$51.4	$44.0	$29.2	2H 09	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods
CIP for Plantation, FL:						$14.8
CIP for other expansion, redevelopment, and retenanting projects:						28.9

Total amount included in CIP at December 31, 2010 for expansion, redevelopment, and retenanting projects:						$43.7

(1)	Net expenditures include receipts from land sales and reimbursements.

(2)	Estimated Net Cost includes reductions for land sales and reimbursements.

(3)	Consolidated 50% Joint Venture

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
($ in millions, GLA in thousands)
Summary of Joint Venture Land Held for Development and Construction in Progress

	As of December 31, 2010			2010 Activity		Projected 2011 Activity
				Net	Placed	Net	To Be Placed
	Land	CIP	Total	Expenditures (1)	In Service	Expenditures (1)	In Service
Ground up Development Projects in Progress	$13.0	$47.3	$60.3	$34.0	$—	$107.7	$111.4
Land Held for Development	20.0	7.9	27.9	2.1	—	41.3	—
Ground up Development Projects Primarily on Hold	23.3	2.0	25.3	0.4	—	1.1	—
Substantially Completed Projects Pending Lease up	2.1	37.0	39.1	16.8	28.5	7.0	22.9
Expansion, Redevelopment, and Retenanting Projects	—	21.6	21.6	44.2	28.8	81.7	70.7

Total	$58.4	$115.8	$174.2	$97.5	$57.3	$238.8	$205.0

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s				Cost	Assets	Initial
		Effective	Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	Net Cost (2)	To Date	Service	Opening	Major Anchors
Uberlandia, Brazil	Patio Uberlandia	47.8%	469.8	469.8	$101.5	$46.2	$—	—	Walmart, Cinemark, Centuaro, Leroy Merlin,
									Renner,Magic Games, Fast Shop, Luiggi
									Bertolli, Kalunga

Londrina, Brazil	Boulevard Londrina	40.4%	514.9	514.9	127.0	14.1	—	—	Walmart, Cinemark, Centuaro, Etna, Magazine
									Luiza, Kalunga, Luiggi Bertolli

			984.7	984.7	$228.5	$60.3	—

Total Land Held for Development and CIP for ground up development projects in progress at December 31, 2010:							$60.3

Summary of Significant Joint Venture Expansion, Redevelopment and Retenanting Projects

		DDR’s			Estimated	Cost	Assets	Initial
		Effective	Total	Owned	Net Cost	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	(2)	To Date	Service	Opening	Major Anchors
Casselberry, FL	Casselberry Commons	20.0%	90.4	90.4	$8.7	$6.1	$4.8	2H 10	Publix Supermarket, TJ Maxx
Sao Bernardo do Campo, Brazil	Metropole Shopping Center	47.8%	93.7	93.7	26.3	6.9	—	2H 11	Etna, Fast Shop, PlayArte, Outback, Lojas Americanas, Renner
Campinas, Brazil	Parque Dom Pedro Shopping Center	37.3%	58.7	58.7	12.0	10.3	10.3	2H 10	Fast Shop, Luiggi Bertolli, Siberian, Crawford, Nike, Adidas

			242.8	242.8	$47.0	$23.3	$15.1

CIP for projects listed above:							$8.2
CIP for other expansion, redevelopment, and retenanting projects:							13.4

Total amount included in CIP at December 31, 2010 for expansion, redevelopment, and retenanting projects:							$21.6

(1)	Net expenditures include receipts from land sales and reimbursements.

(2)	Estimated Net Cost includes reductions for land sales and reimbursements.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Ground up Development Projects Primarily on Hold

	DDR’s
	Effective	Total
MSA (Location)	Ownership	Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (9 sites)	100%	Various

		1,007.6

	(In Millions)
Total amount for wholly-owned and consolidated projects included in Land Held for Development and CIP at December 31, 2010:	$537.5	(1)
Total amount for joint venture projects included in Land Held for Development and CIP at December 31, 2010:	25.3	(2)

Total Land Held for Development and CIP at December 31, 2010:	$562.8

(1)     Includes partners’ ownership interest of $122.3 million and minority interest of $27.3 million.
(2)     DDR’s prorata share is $12.7 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Total Portfolio Characteristics

Shopping Centers and Interests in Retail Assets	571

Business Centers	6

Million Square Feet Owned and Managed (Total)	132

Million Square Feet Owned (Total)	92

Million Square Feet Owned (Pro Rata)	58

Core Portfolio % Leased	92.3%

Core Portfolio % Leased including Brazil	92.6%
Prime Portfolio Characteristics
Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

Shopping Centers	260

Million Square Feet (Total)	80

% of Total Portfolio NOI	83.3%

Prime Portfolio % Leased	93.6%

Prime Portfolio % Leased including Brazil	93.8%
Total Portfolio GLA Concentration

		GLA	Percentage of
		(in Millions)	Total GLA

1.	Georgia	13.6	10.3%
2.	Florida	12.5	9.5%
3.	Ohio	9.2	7.0%
4.	New York	8.9	6.8%
5.	North Carolina	7.8	6.0%
6.	Texas	6.5	4.9%
7.	New Jersey	5.7	4.3%
8.	Puerto Rico	5.0	3.8%
9.	Brazil	4.6	3.5%
10.	South Carolina	4.5	3.4%

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Sonae Sierra Brasil (SSB) Portfolio Characteristics
Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007. DDR’s ownership of SSB as of 12/31/10 was 47.9%.

Shopping Centers (Development Sites)	10	(3)

Million Square Feet Owned and Managed (Total)	3.9

Million Square Feet Owned (Total)	3.8

Million Square Feet Potential Development	1.8

Total Annualized Rent (in millions)	$105.6

Average Rent Per Square Foot	$27.25

Portfolio % Leased	97.4%

Note: information translated utililzing average exchange rates for respective periods.
Puerto Rico Portfolio Characteristics

Shopping Centers	15

Million Square Feet Owned and Managed (Total)	5.0

Million Square Feet Owned (Total)	4.1

Total Annualized Rent (in millions)	$80.2

Average Rent Per Square Foot	$16.15

Portfolio % Leased	97.0%
Trailing 12 Months NOI (DDR Share)

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Leased Rate and Average Annualized Base Rental Rates PSF(1)

	Number of	Core	Total Annualized Base Rent / S.F.
Period Ending	Properties	Leased Rate	Total	Shop Space

YE 2010	476	92.3%	$12.46	$18.45
YE 2009	534	91.2%	$12.27	$18.26
YE 2008	611	92.6%	$12.34	$18.24
YE 2007	619	95.8%	$12.22	$17.92
YE 2006	370	96.2%	$11.57	$17.20
YE 2005	379	96.3%	$11.30	$16.63
YE 2004	373	95.4%	$11.13	$16.14
YE 2003	274	95.1%	$10.82	$15.55
YE 2002	189	95.9%	$10.58	$15.18
YE 2001	192	95.4%	$10.03	$14.02
YE 2000	190	96.9%	$9.66	$13.66
YE 1999	186	95.7%	$9.20	$12.69
YE 1998	159	96.5%	$8.99	$12.39
YE 1997	123	96.1%	$8.49	$11.69
YE 1996	112	94.8%	$7.85	$10.87
YE 1995	106	96.3%	$7.60	$10.54
YE 1994	84	97.1%	$5.89	$9.02
YE 1993	69	96.2%	$5.60	$8.56
YE 1992	53	95.4%	$5.37	$8.37

(1)	Figures exclude Brazil, Mervyns, Service Merchandise, development properties and managed but unowned properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
(GLA and Total Rent in Thousands)
Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.
Leasing Summary for Fourth Quarter 2010 (1)

							Change in
							Base Rent	Weighted
	Number		New Rent				Over Prior	Average	Tenant
	of		Year One	New Rent Year	Prior Rent		Rent in Comp	Lease Term	Improvements
	Leases	GLA	psf	One Total	psf	Prior Rent Total	Space	(in years)	psf
New leases
New leases for spaces vacant less than one year	57	161	$19.21	$3,093	$17.96	$2,892	6.5%	6.2	$13.13
New leases for spaces vacant more than one year	93	564	$11.09	$6,255	N/A	N/A	N/A	7.7	$18.44
Total new leases	150	725	$12.89	$9,348	$17.96	$2,892	6.5%	7.4	$17.26
Renewals	220	1,490	$13.75	$20,488	$13.32	$19,847	3.1%	4.6	—
Total / Average (new leases + renewals)	370	2,215	$14.28	$29,835	$13.77	$22,738	3.5%	5.5	$5.65

(1)	Excludes 11 new leases aggregating 252,000 square feet and 15 renewals aggregating 85,000 square feet signed on behalf of managed but unowned properties.
Leasing Summary for Full Year 2010 (2)

							Change in
							Base Rent	Weighted
	Number		New Rent				Over Prior	Average	Tenant
	of		Year One	New Rent Year	Prior Rent		Rent in Comp	Lease Term	Improvements
	Leases	GLA	psf	One Total	psf	Prior Rent Total	Space	(in years)	psf
New leases
New leases for spaces vacant less than one year	260	982	$16.57	$16,276	$16.13	$15,844	2.6%	8.1	$16.24
New leases for spaces vacant more than one year	425	2,663	$11.71	$31,186	N/A	N/A	N/A	8.0	$10.54
Total new leases	685	3,645	$13.02	$47,461	$16.13	$15,844	2.6%	8.0	$12.27
Renewals	965	5,687	$13.35	$75,937	$13.06	$74,268	2.4%	4.3	—
Total / Average (new leases + renewals)	1,650	9,332	$13.83	$123,398	$13.51	$90,111	2.4%	5.9	$4.72

(2)	Excludes 103 new leases aggregating 1.2 million square feet and 87 renewals aggregating 1.0 million square feet signed on behalf of managed but unowned properties.
Figures exclude Brazil, Mervyns and managed but unowned properties.
Weighted Average Lease Term excludes renewal options.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Leasing Summary of Formerly Vacant Spaces Over 20,000 Square Feet (1)

		Lease term
	GLA	(years)
Leased in 2008	110,141	8.2
Leased in 2009	1,334,436	9.4
Leased Q1 2010	280,125	9.5
Leased Q2 2010	470,228	8.2
Leased Q3 2010	397,474	11.1
Leased Q4 2010	301,899	8.7
Total Leased 2008 — Q4 2010	2,894,303	9.3
Status of Re-Tenanting Spaces Formerly Occupied by Bankrupt Tenants (1)

	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Sold/Leased	24%	30%	38%	43%	49%
At-Lease	2%	3%	7%	11%	9%
At-LOI	34%	30%	29%	21%	22%

Total Activity	60%	63%	74%	75%	80%

(1)	Includes Linens ‘N Things, Circuit City, Goody’s and Steve & Barry’s; excludes Mervyns

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.
Net Effective Rents Related to Leased Space (Owned Properties)

	Three Months
	Ended	YTD Total /
	12/31/2010	Average

Number of lease transactions executed	370	1,650
Rentable square footage leased (in thousands)	2,215	9,332
Square footage of renewal deals (in thousands)	1,490	5,687
Square footage of new deals (in thousands)	725	3,645
Renewed square footage (% of total)	67.3%	60.9%
New leases square footage (% of total)	32.7%	39.1%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.67	$13.23
Tenant allowance	(1.94)	(1.47)
Landlord work	(0.90)	(0.89)
Third party leasing commissions	(0.29)	(0.24)
Rent concessions	—	—

Equivalent net effective rent	$10.54	$10.62

Weighted average term in years	7.4	8.0

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.89	$13.46
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$13.89	$13.46

Weighted average term in years	4.6	4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Lease Expirations by Year as of December 31, 2010 (1)

	Anchor Base Rent(2)				Shop Space Base Rent
		Revenues		% of Total		Revenues		% of Total
Year	Leases	($M)	Avg. PSF	Revenue	Leases	($M)	Avg. PSF	Revenue
2011	77	$23.9	$8.82	2.7%	1,238	$68.3	$18.42	7.7%
2012	117	$42.4	$8.55	4.8%	1,198	$74.0	$18.58	8.3%
2013	105	$35.3	$8.47	4.0%	1,078	$68.2	$18.40	7.7%
2014	140	$50.9	$8.58	5.7%	800	$51.8	$18.40	5.8%
2015	126	$49.1	$9.25	5.5%	743	$49.4	$17.26	5.6%
2016	105	$42.8	$9.49	4.8%	328	$32.8	$17.73	3.7%
2016	66	$33.5	$9.75	3.8%	160	$17.4	$20.18	2.0%
2017	59	$26.0	$9.07	2.9%	196	$21.7	$19.98	2.4%
2018	61	$32.3	$10.37	3.6%	140	$17.7	$18.92	2.0%
2019	46	$21.4	$9.56	2.4%	159	$17.6	$16.65	2.0%
2011 - 2020 Subtotal	902	$357.6	$9.19	40.3%	6,040	$418.9	$18.45	47.2%
Total Rent Roll	1,025	$438.3	$9.28	49.4%	6,427	$449.8	$18.44	50.6%

(1)	Excludes Brazil

(2)	Anchors are defined as 20,000 and above

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Largest Tenants by Owned and Managed GLA (1)

			Total GLA		Owned GLA	Unowned	Unowned
		Total Units	(msf)	Owned Units	(msf)	Units	GLA (msf)
1.	Walmart / Sam’s Club	79	12.4	33	4.9	46	7.5
2.	Target	51	6.4	7	0.9	44	5.5
3.	Lowe’s Home Improvement	28	3.8	12	1.6	16	2.2
4.	Home Depot	33	3.7	8	0.9	25	2.8
5.	Kohl’s	36	3.2	29	2.6	7	0.6
6.	Kmart / Sears	32	2.8	31	2.6	1	0.2
7.	Publix Supermarkets	50	2.3	47	2.1	3	0.2
8.	TJX Companies	77	2.4	77	2.4	0	0.0
9.	Kroger	35	2.0	34	1.9	1	0.1
10.	PetSmart	75	1.6	75	1.6	0	0.0

(1)	Based on 100% ownership of all properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Largest Tenants by GLA and Base Rental Revenues (1)

			% of
		Owned	Total	Credit Ratings			Base Rental	% of Total	Credit Ratings
Major Tenant (units)		GLA	GLA	(S&P/Moody’s)	Major Tenant (units)		Rev. ($M)	Base Rent	(S&P/Moody’s)
1.	Walmart / Sam’s Club (33)	4.1	6.9%	AA / Aa2	1.	Walmart / Sam’s Club (33)	$26.3	4.1%	AA / Aa2
2.	Kmart / Sears (31)	1.6	2.7%	BB- / Ba2	2.	TJX Companies (77)	$13.9	2.2%	A / A3
3.	TJX Companies (77)	1.6	2.6%	A / A3	3.	PetSmart (75)	$12.2	1.9%	BB / NR
4.	Lowe’s Home Improvement (12)	1.5	2.5%	A / A1	4.	Bed Bath & Beyond (55)	$11.8	1.8%	BBB / NR
5.	Kohl’s (29)	1.4	2.4%	BBB+ / Baa1	5.	Kohl’s (29)	$9.9	1.6%	BBB+ / Baa1
6.	Bed Bath & Beyond (55)	1.0	1.7%	BBB / NR	6.	Michael’s (61)	$9.9	1.5%	B- / B3
7.	PetSmart (75)	0.9	1.6%	BB / NR	7.	Lowe’s Home Improvement (12)	$9.1	1.4%	A / A1
8.	Target (7)	0.9	1.5%	A+ / A2	8.	Rite Aid (35)	$8.4	1.3%	B- / Caa2
9.	Kroger (34)	0.8	1.4%	BBB / Baa2	9.	GAP / Banana Republic / Old Navy (47)	$8.0	1.2%	BB+ / NR
10.	Michael’s (61)	0.8	1.4%	B- / B3	10.	OfficeMax (41)	$7.9	1.2%	B / B2
11.	J.C. Penney (17)	0.8	1.4%	BB+ / Ba1	11.	Dick’s Sporting Goods (34)	$7.9	1.2%	NR / NR
12.	Home Depot (8)	0.8	1.4%	BBB+ / Baa1	12.	Ross Stores (46)	$7.4	1.2%	BBB / NR
13.	Toys R Us (28)	0.7	1.2%	NR / B1	13.	Best Buy (23)	$7.3	1.1%	BBB- / Baa2
14.	Dick’s Sporting Goods (34)	0.7	1.2%	NR / NR	14.	Tops Markets (17) (2)	$7.0	1.1%	NR / NR
15.	Ross Stores (46)	0.7	1.2%	BBB / NR	15.	Kroger (34)	$6.7	1.0%	BBB / Baa2
16.	OfficeMax (41)	0.6	1.1%	B / B2	16.	Barnes & Noble (26)	$6.6	1.0%	NR / NR
17.	Publix (47)	0.6	1.0%	NR / NR	17.	Staples (35)	$6.5	1.0%	BBB / Baa2
18.	Dollar Tree Stores (91)	0.6	1.0%	NR / NR	18.	Kmart / Sears (31)	$6.4	1.0%	BB- / Ba2
19.	Hobby Lobby (17)	0.6	1.0%	NR / NR	19.	Cinemark Theatre (12)	$6.4	1.0%	B+ / NR
20.	Tops Markets (17) (2)	0.6	1.0%	NR / NR	20.	Regal Cinemas (10)	$6.4	1.0%	B+ / B3

	Subtotal 1-20	21.3	36.0%			Subtotal 1-20	$186.0	29.0%
	Total Portfolio	59.0	100.0%			Total Portfolio	$643.3	100.0%

(1)	Based on 100% ownership of wholly-owned properties and pro rata ownership of joint venture properties.

(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Summary of Consolidated Debt
(In Millions)

		December 31, 2009		December 31, 2010
	December 31, 2009	DDR Pro Rata	December 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share

Mortgage Loans Payable:
Fixed rate secured loans	$1,594.2	$1,479.9	$1,234.5	$1,224.6
Variable rate secured loans	319.7	291.6	144.0	131.8
Secured Term Loan	800.0	800.0	600.0	600.0
Unsecured Public Debt	1,689.8	1,689.8	2,043.6	2,043.6
Unsecured Credit Facilities	775.0	775.0	279.9	279.9

Total	$5,178.7	$5,036.3	$4,302.0	$4,279.9

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Maturities	Total	Share

2011	$28.5	$149.3	$180.5	$358.3	$358.3
2012	28.6	704.5	417.3	1,150.4	1,128.4
2013	24.0	469.1	—	493.1	493.1
2014	15.6	370.5	279.9	666.0	666.0
2015	23.0	2.7	467.4	493.1	493.1
2016	12.9	2.3	298.7	313.9	313.8
2017	12.5	—	300.0	312.5	312.5
2018	8.7	—	82.2	90.9	90.9
2019	3.8	74.7	—	78.5	78.5
2020	2.0	—	297.5	299.5	299.5
2021 and beyond	1.1	44.7	—	45.8	45.8

	$160.7	$1,817.8	$2,323.5	$4,302.0	$4,279.9

Percentage of Total Debt	December 31, 2009	December 31, 2010

Fixed	71.1%	79.7%
Variable	28.9%	20.3%

Percentage of Total Debt	December 31, 2009	December 31, 2010

Recourse to DDR	69.5%	69.2%
Non-recourse to DDR	30.5%	30.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Summary of Joint Venture Debt
(In Millions)

		December 31, 2009		December 31, 2010
	December 31, 2009	DDR Pro Rata	December 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share

Mortgage Loans Payable:
Fixed rate secured loans	$3,807.2	$785.4	$3,289.3	$707.3
Variable rate secured loans	740.5	131.6	661.5	128.5

Total	$4,547.7	$917.0	$3,950.8	$835.8

	Scheduled	Mortgage
	Principal	Loan	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Total	Share

2011	$7.2	$263.7	$270.9	$67.0
2012	5.9	1,554.9	1,560.8	355.6
2013	5.7	234.0	239.7	30.6
2014	5.7	150.5	156.2	31.1
2015	2.3	190.4	192.7	41.8
2016	2.4	16.2	18.6	8.1
2017	2.6	1,372.2	1,374.8	254.4
2018	1.9	—	1.9	0.3
2019	0.8	34.1	34.9	5.1
2020	0.9	67.2	68.1	32.3
2021 and beyond	—	32.2	32.2	9.5

	$35.4	$3,915.4	$3,950.8	$835.8

Percentage of Total Debt	December 31, 2009	December 31, 2010

Fixed	83.7%	83.3%
Variable	16.3%	16.7%

Percentage of Total Debt	December 31, 2009	December 31, 2010

Recourse to DDR	4.8%	4.9%
Non-recourse to DDR	95.2%	95.1%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Consolidated Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)

SENIOR DEBT
Unsecured Credit Facilities:
$950 Million Revolving Credit Facility	$279.9		$279.9	02/14	LIBOR + 275
$65 Million Revolving Credit Facility	—		—	02/14	LIBOR + 275
Secured Credit Facility:
$800 Million Term Loan	600.0		600.0	02/12	LIBOR + 120

Total Term and Credit Facility Debt	$879.9		$879.9

PUBLIC DEBT
Medium Term Notes	$93.0		$93.0	04/11	5.25
Convertible Notes	87.5	(3)	87.5	08/11	3.50
Convertible Notes	194.1	(4)	194.1	03/12	3.00
Medium Term Notes	223.2		223.2	10/12	5.38
Medium Term Notes	169.4		169.4	05/15	5.50
Convertible Notes	298.0	(5)	298.0	11/15	1.75
Medium Term Notes	298.7		298.7	03/16	9.63
Medium Term Notes	300.0		300.0	04/17	7.50
Medium Term Notes	82.2		82.2	07/18	7.50
Medium Term Notes	297.5		297.5	09/20	7.88

Total Public Debt	$2,043.6		$2,043.6

MORTGAGE DEBT
Peach Street Square I & II, Erie, PA	$23.7		$23.7	04/11	6.88
Southland Crossings, Boardman, OH	22.1		22.1	04/11	6.88
The Promenade at Brentwood, St. Louis, MO	21.3		21.3	04/11	6.88
Centennial Promenade, Denver, CO	31.9		31.9	04/11	6.88
Merriam Village, Merriam, KS	14.7	(6)	14.7	05/11	LIBOR + 400
Union Town Center, Indian Train, NC	6.4		6.4	10/11	7.00
Westgate Plaza, Gates, NY	23.0		23.0	10/11	7.24
Ashtabula Commons, Ashtabula, OH	6.3		6.3	12/11	7.00
Kyle Crossing, Kyle, TX	24.4	(6)	12.2	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	25.1		25.1	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.5		9.5	07/12	7.37
Cortez Plaza, Bradenton, FL	11.1		11.1	07/12	7.15
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Perimeter Pointe, Atlanta, GA	27.4	(6)	27.4	04/13	LIBOR + 350
Town Center Prado, Marietta, GA	19.2	(6)	19.2	04/13	LIBOR + 350
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.1		6.1	04/13	5.80
DDRC Headquarters, Beachwood, OH	35.3		35.3	04/13	LIBOR + 110
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	38.1		38.1	05/13	6.99

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Consolidated Debt Detail (continued)
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)
Monmouth Consumer Sq., W. Long Branch, NJ	5.9		5.9	07/13	8.57
Rotonda Plaza, Englewood, FL	0.8		0.8	07/13	5.80
Crossroads Center, Gulfport, MS	25.9		25.9	10/14	4.23
The Commons, Salisbury, MD	9.2		9.2	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.5		4.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.5		18.5	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.4		29.4	10/14	4.23
North Pointe Plaza, North Charleston, SC	11.5		11.5	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.6		12.6	10/14	4.23
Brook Highland Plaza, Birmingham, AL	25.9		25.9	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	19.1		19.1	10/14	4.23
Town Center Plaza, Leawood, KS	53.3		53.3	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.2		7.2	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.5		10.5	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.5		10.5	10/14	4.23
Bermuda Square, Chester, VA	7.9		7.9	10/14	4.23
Home Depot Center, Orlando Park, IL	7.1		7.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.8		10.8	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	43.6		43.6	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	7.0		7.0	10/14	4.23
Clearwater Collection, Clearwater, FL	7.5		7.5	10/14	4.23
Wendover Village, Greensboro, NC	5.0		5.0	10/14	4.23
Lexington Place, Lexington, SC	4.5		4.5	10/14	4.23
Downtown Short Pump, Richmond, VA	13.2		13.2	10/14	4.23
Loisdale Center, Springfield, VA	11.7		11.7	10/14	4.23
Windsor Court, Windsor, CT	7.7		7.7	10/14	4.23
Abernathy Square, Atlanta, GA	12.7		12.7	10/14	4.23
Sam’s Club, Worcester, MA	5.7		5.7	10/14	4.23
Walmart Supercenter, Alliance, OH	7.6		7.6	10/14	4.23
Kroger, Allentown, PA	2.7		2.7	10/14	4.23
Reno Riverside, Reno, NV	3.0	(6)	3.0	02/15	Prime + 170
Hamilton Commons, Mays Landing, NJ	8.4		8.4	09/15	4.70
Consumer Square West, Columbus, OH	10.8		10.8	11/15	8.00
Tops Plaza, Lockport, NY	7.8		7.8	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	2.3		2.3	02/16	6.90
Freedom Plaza, Rome, NY	2.9		2.9	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	7.5		7.5	09/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	3.3		3.3	10/17	6.78
Tops Plaza, Ithaca, NY	13.2		13.2	01/18	7.05
Walmart Supercenter, Greenville, SC	7.2		7.2	02/18	6.00
Mohawk Commons, Niskayuna, NY	17.5		17.5	12/18	5.75
Lowes, Hendersonville, TN	6.6		6.6	01/19	7.66
Plaza Isabela, Isabela, PR	23.2		23.2	06/19	7.59
Plaza Cayey, Cayey, PR	21.9		21.9	06/19	7.59
Plaza Walmart, Guayama, PR	12.3		12.3	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.4		26.4	06/19	7.59
Mariner Square, Spring Hill, FL	4.0		4.0	09/19	9.75
Northland Square, Cedar Rapids, IA	7.6		7.6	01/20	9.38

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Consolidated Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate (2)
Connecticut Commons, Plainville, CT (TIF)	6.2	6.2	04/21	7.13
West Valley Marketplace, Allentown, PA	14.2	14.2	07/21	6.95
Liberty Fair Mall, Martinsville, VA	18.5	18.5	12/29	10.46
Gulfport Promenade, Gulfport, MS	20.0	20.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,378.5	$1,356.4

Total Consolidated Debt	$4,302.0	$4,279.9

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Fixed Rate	$3,428.1	$3,418.2	4.3 years	5.77%
Variable Rate	873.9	861.7	2.4 years	2.34%

	$4,302.0	$4,279.9	3.9 years	5.07%

CUMULATIVE REDEEMABLE PREFERRED SHARES

Outstanding Amount
Class G — 8.0%	$180.0
Class H — 7.375%	205.0
Class I — 7.5%	170.0

$555.0
DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Credit Facility	1 mo. LIBOR	4.82%	February 21, 2012

Interest Rate Swap	$50.0	$950 Million Revolving Credit Facility	1 mo. LIBOR	0.64%	November 20, 2012
Notes:

(1)	Assumes borrower extension options are exercised.

(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Deferred finance cost amortization of approximately $13.3 million is partially offset by approximately $2.9 million of fair market value adjustments.

(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is a $1.2 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is a $4.8 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(5)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.38 per share at December 31, 2010 and subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $52.0 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(6)	The following loans have floor interest rates:

Loan	Floor
Merriam Village, Merriam, KS	1 month LIBOR of 1.00%
Kyle Crossing, Kyle, TX	4.00%
Perimeter Pointe, Atlanta, GA	1 month LIBOR of 2.00%
Town Center Prado, Marietta, GA	1 month LIBOR of 2.00%
Reno Riverside, Reno, NV	5.95%

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (13 assets)	$178.8		$26.8	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Aiken Exchange, Aiken, SC	7.4		1.1	05/10	9.37
Cox Creek Shopping Center, Florence, AL	13.7		2.1	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	28.0		4.2	08/12	6.35
Waterfront Town Center, Homestead, PA	36.8		5.5	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.9		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	11.8		1.8	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,222.7		$183.4

DDR Domestic Retail Fund I
Southampton Village, Tyrone, GA	$6.7		$1.3	05/11	4.66
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.6		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.8		0.4	07/13	6.72
Village Center, Racine, WI	12.1		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.2		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.7		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$965.5		$193.0

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.5	(2)	$—	12/08	Prime + 300
Fairplain Plaza, Benton Harbor, MI	15.7		3.1	05/11	LIBOR + 300
Totem Lake Mall, Kirkland, WA	27.9		5.6	05/11	LIBOR + 300
Westover Marketplace, San Antonio, TX	20.6	(3)	4.1	11/11	LIBOR + 350
Watters Creek, Allen, TX	115.9	(3)	23.2	02/12	LIBOR + 300
Watters Creek, Allen, TX	23.3	(3)	4.7	02/12	LIBOR + 600
Coventry II DDR SM (38 assets)	64.3	(2)	12.9	09/12	LIBOR + 225
Coventry II DDR SM	32.7	(2)	6.5	09/12	LIBOR + 225
Buena Park, Buena Park, CA	61.0		12.2	11/12	6.00
Marley Creek Square, Orland Park, IL	10.7	(2)	1.1	12/12	LIBOR + 125
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	10.2	(2)	2.0	02/15	10.30
Tri-County Mall, Cincinnati, OH	151.1	(2)	30.2	02/15	5.66

Total Coventry II	$638.0		$118.6

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5	$2.5	03/12	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4	2.1	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1	$36.7

Sonae Sierra Brasil BV Sarl
Campo Limpo Shopping, Brazil	$0.2	$0.1	06/11	TJLP+ 250
Sonae Sierra Brasil Limitadas, Brazil	12.0	5.7	10/15	CDI + 285
Shopping Metropole, Brazil	16.1	7.7	10/16	CDI + 330
Manaura Shopping, Brazil	67.2	32.1	12/20	8.50
Patio Uberlandia, Brazil	14.2	6.8	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$109.7	$52.4

Sun Center Limited, Columbus, OH	$11.6	$9.2	04/11	8.48
Sun Center Limited, Columbus, OH	5.7	4.5	05/11	5.42
RO & SW Realty LLC (11 assets)	22.5	5.7	06/11	5.96
DOTRS LLC, Macedonia, OH	21.0	10.5	08/11	6.05
RVIP IIIB, Deer Park, IL	60.0	15.5	10/11	5.59
RVIP VIII, Austin, TX	21.0	5.4	01/12	LIBOR + 350
DDRA Ahwatukee Foothills LLC, Phoenix, AZ	108.3	54.1	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.6	23.8	08/12	5.30
DDRA Maple Grove Crossing LLC	29.3	14.7	08/12	5.30
DDRA Tanasbourne Town Center LLC	57.9	29.0	08/12	5.30
DDRA Eagan Promenade LLC	35.8	17.9	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.6	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2010
Joint Venture Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95

Total	$3,950.8	$835.8

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,289.3	$707.3	4.1 years	5.64%
Variable Rate	661.5	128.5	1.8 years	3.97%

	$3,950.8	$835.8	3.7 years	5.36%

Notes:
(1)	Assumes borrower extension options are exercised.

(2)	The Company has written its investment down to zero on these Coventry II investments and is receiving no allocation of income.

(3)	The following loans have floor interest rates:

Loan	Floor
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.2563%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 1.50%

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31,2010

Corporate Headquarters	Investor Relations

3300 Enterprise Parkway	Kate Deck
Beachwood, Ohio 44122	Toll Free: (877) 225-5337
Main: (216) 755-5500	Direct: (216) 755-6408
Website: www.ddr.com	Email: kdeck@ddr.com

Equity Research Coverage

Banc of America / Merrill Lynch
Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.
Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Ji Young Kim	jiyoung.kim@gs.com	(212) 902-4736

Green Street Advisors
Jim Sullivan	jsullivan@greenst.com	(949) 640-8780
Laura Clark	lclark@greenst.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

Jefferies and Company
Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
Joe Dazio	joseph.c.dazio@jpmorgan.com	(212) 622-6416

Macquarie
Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280

Fixed Income Research Coverage

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455